EXHIBIT 99.2

PEDEVCO Publishes Updated Company Presentation and Provides Operations Update

Increased Focus on Highly Economic and Prospective D-J Basin Opportunities

HOUSTON, TX, September 20, 2021 (ACCESSWIRE) -- PEDEVCO Corp. (NYSE American: PED), an energy company engaged in the acquisition and development of strategic, high growth energy projects in the U.S., published its updated Company presentation on its website at www.PEDEVCO.com. The Company’s presentation includes, among other things, additional information on the Company’s “Phase III” Permian Basin development plan, with updated San Andres well type curves and economics, as well as information regarding positive developments in the D-J Basin, including recent exceptional offset well performance and updated Niobrara well type curves and economics.

Mr. J. Douglas Schick, the Company’s President, commented: “We are very pleased and encouraged by the exceptional offset well performance seen by third party operators in and around our D-J Basin acreage position in recent years, attributed largely to favorable geologic targeting and improved completion techniques. Both 30-day IP and cumulative production per well results have grown substantially, making the D-J Basin one the most economic and best-performing oil basins in the U.S. Given these increasingly positive results, PEDEVCO plans to increase its capital allocation to non-operated projects in the D-J Basin, with the Company recently electing to participate in four horizontal Niobrara wells with a ~6% working interest at a net cost to the Company of ~$1.2 million that have been drilled by another operator and were completed in August 2021, and an additional eight horizontal Niobrara wells in which it holds a ~5% working interest at an expected net cost to the Company of ~$2 million that are slated for drilling by another operator in the first quarter of 2022. We have advanced our business development activities in the basin over the past year which we believe will add opportunities for growth and development. We plan to continue to evaluate D-J Basin well proposals as received from third party operators and participate in those we deem most economic and prospective. In the meantime, we continue to move forward with the “Phase III” development of our Permian Basin asset, with the first two horizontal wells planned for drilling later this year or early 2022. We will continue to seek to leverage our debt-free balance sheet and deploy our ~$20 million in free cash in the development of our D-J Basin and Permian Basin assets in a manner most accretive to our shareholders.”

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company's principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

This press release and presentation referenced herein may contain forward-looking statements, including information about management’s view of PEDEVCO’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release or presentation referenced herein other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of PEDEVCO and its subsidiaries to be materially different than those expressed or implied in such statements. These risks include, but are not limited to, risks of our operations not being profitable or generating sufficient cash flow to meet our obligations; risks relating to the future price of oil, natural gas and NGLs; risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; risks related to the need for additional capital to complete future acquisitions, conduct our operations, and fund our business on favorable terms, if at all; risks related to the limited control over activities on properties we do not operate and the speculative nature of oil and gas operations in general; risk associated with the uncertainty of drilling, completion and enhanced recovery operations; risks associated with illiquidity and volatility of our common stock, dependence upon present management, the fact that Mr. Simon Kukes, our CEO and member of the Board, beneficially owns a majority of our common stock, and our ability to maintain the listing of our common stock on the NYSE American; COVID-19, governmental responses thereto, economic downturns and possible recessions caused thereby; and others that are included from time to time in filings made by PEDEVCO with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on PEDEVCO’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release and presentation referenced herein are made only as of the date hereof. PEDEVCO cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

CONTACT:

PEDEVCO Corp.
(713) 221-1768
PR@pedevco.com